As filed with the Securities and Exchange Commission on June 30, 1997
                                                     Registration No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                              SYMBOLLON CORPORATION
             (Exact name of registrant as specified in its charter)
                                -----------------

                  Delaware                            36-3463683
         (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)           Identification No.)
                                -----------------

                              122 Boston Post Road
                                Sudbury, MA 01776
               (Address of principal executive offices) (Zip code)
                                -----------------

                              SYMBOLLON CORPORATION
                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)
                                ----------------
                                Paul C. Desjourdy
              Executive Vice President and Chief Financial Officer
                              Symbollon Corporation
                              122 Boston Post Road
                                Sudbury, MA 01776
                     (Name and address of agent for service)
                                 (508) 443-0165
          (Telephone number, including area code, of agent for service)
                                -----------------

                                    Copy to:
                            Irwin M. Rosenthal, Esq.
                      Rubin Baum Levin Constant & Friedman
                              30 Rockefeller Plaza
                               New York, NY 10112
                                 (212) 698-7700
                                -----------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED               PROPOSED
   TITLE OF EACH                                                       MAXIMUM                 MAXIMUM
CLASS OF SECURITIES                          AMOUNT TO BE          OFFERING PRICE             AGGREGATE               AMOUNT OF
  TO BE REGISTERED                           REGISTERED(1)          PER SHARE(2)          OFFERING PRICE(2)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
 (par value $.001 per share).                100,000(3)               $   1.66                $ 166,000              $  50.30
====================================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events. (2) The price of $1.66 per share, which was the average of the high and low sales price of the Class A Common Stock on the NASDAQ SmallCap Market on June 26, 1997, is set forth solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). (3) Represents shares of Class A Common Stock reserved for issuance pursuant to options available for grant under the registrant's 1995 Non-Employee Directors' Stock Option Plan (the "Director Option Plan").

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1  PLAN INFORMATION.

ITEM 2  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents or portions thereof, as filed with the Securities and Exchange Commission (the "Commission") by Symbollon Corporation, a Delaware Corporation (the "Registrant"), are incorporated herein by reference:

         (1) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996.

         (2) the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1997.

         (3) the description of the Class A Common Stock, par value $.001 per share ("Common Stock"), of the Registrant contained in the section entitled "Description of Securities" of the Registrant's Registration Statement on Form SB-2 declared effective on December 7, 1993 (File No. 33-68828) (which is incorporated by reference in Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 0-22872) dated November 12, 1993 filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon for the Company by Rubin Baum Levin Constant & Friedman, New York, New York. Irwin M. Rosenthal, a partner of Rubin Baum Levin Constant & Friedman, may be deemed to beneficially own 279,892 shares of Common Stock of the Company, of which 277,372 shares of Common Stock are owned of record by Magar, Inc., a privately held corporation of which Mr. Rosenthal is a director, officer and a principal stockholder.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), Article TENTH of the Registrant's Certificate of Incorporation, as amended, Article VIII of the Registrant's By-Laws and the Indemnification Agreements entered into with certain of the Registrant's directors and officers.

         Section 145 of the DGCL generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities with another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of the Registrant to indemnify any such person.

         Pursuant to Article NINTH of the Registrant's Certificate of Incorporation and Article VIII of the Registrant's By-Laws, the Registrant shall indemnify, to the fullest extent permitted by the DGCL, any person, including officers and directors, with regard to any action or proceeding.

         The Registrant has entered into an indemnification agreement with its directors and officers. Such agreement provides that the Registrant will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer of the Registrant other than an action initiated by a director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         Under such indemnification agreement, the entitlement of a director or officer to indemnification is determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by the stockholders or the Registrant, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement is conclusively presumed to have met the applicable statutory standard of conduct unless the Registrant's Board of Directors, stockholders or independent legal counsel determine that the relevant standard has not been met. If a change of control of the Registrant has occurred, the entitlement of such director or officer to indemnification is determined by independent counsel selected by such director or officer, unless such director or officer requests that either the Board of Directors or the stockholders make such determination. The Company currently has $3,000,000 of Director and Officer liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See Item 17.
"Undertakings."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following is a complete list of exhibits filed as a part of this Registration Statement:

         Exhibit No.       Document
         -----------       --------
         5.1               Opinion of Rubin Baum Levin Constant & Friedman
                           regarding legality.

         23.1 Consent of Rubin Baum Levin Constant & Friedman (included in Exhibit 5.1).

         23.2              Consent of Richard A. Eisner & Company, LLP.

         24.1              Power of Attorney (included on signature page hereto)

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sudbury, Commonwealth of Massachusetts, on June 30, 1997.

                                      SYMBOLLON CORPORATION
                                      (Registrant)

                                      By:   /s/ PAUL C. DESJOURDY
                                         ------------------------
                                         Paul C. Desjourdy, Executive Vice
                                         President and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Paul C. Desjourdy and Jack H. Kessler and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated:

      Signature                   Title                                Date
      ---------                   -----                                ----
/s/ Jack H. Kessler               Executive Vice-President,        June 30, 1997
---------------------------       Chief Scientific Officer,
     Jack H. Kessler              Secretary and Chairman
                                  of the Board of Directors
                                  (Principal Executive Officer)

/s/ Paul C. Desjourdy             Executive Vice President         June 30, 1997
---------------------------       Treasurer, Chief Financial
    Paul C. Desjourdy             Officer, and Director (Principal
                                  Financial and Accounting Officer)

/s/ Stuart M. Paley               Director                         June 30, 1997
---------------------------
    Stuart M. Paley

/s/ Edward A. Mason               Director                         June 30, 1997
---------------------------
    Edward A. Mason

/s/ James C. Richards             Director                         June 30, 1997
---------------------------
    James C. Richards